 FRANKLIN TEMPLETON                                   777 Mariners Island Blvd.
                                                      P.O. Box 7777
                                                      San Mateo, CA 94403-7777
                                                      let 1-800/632-2301



         May 18,1999




         Steven M. Kluever
         Assistant Vice President
         Lincoln National Life Insurance Company
         1300 South Clinton Street, 4C01
         Fort Wayne, IN 46802

          Re: Amendment to Fund Participation Agreement with the Templeton
              Variable Products Series Fund

          Dear Steve:

          Enclosed for your records is an original copy of the Amendment to Fund Participation Agreement by and among The Lincoln National Life Insurance Company, Franklin Templeton Distributors, Inc. and the Templeton Variable Products Series Fund.

          If you have any questions, feel free to contact me at (650) 312-6244.

          Sincerely,

          Isaac Ruiz
          Variable Insurance Products Paralegal

          Enclosures

          cc:   Scott Campbell
                Karen L. Skidmore
                Mark Jensen

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

                           EFFECTIVE AS OF MAY 1, 1999




          The Lincoln National Life Insurance Company, Templeton Variable Products Series Fund and Franklin Templeton Distributors, Inc. hereby amend their Fund Participation Agreement dated as of May 22, 1998 (the "Agreement"), by:

Replacing Schedules A, B and C of the Agreement with Amended Schedule A-C, attached;

2.  Replacing Schedule D of the Agreement with Amended Schedule D, attached; and

3. Adding Schedule E, attached.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement, to be effective as of the date first stated above.

The Lincoln National Life                           Templeton Variable Products
Insurance Company                                   Series Fund
-------------------------                           ----------------------------
By its authorized officer                           By its authorized officer

By:                                                 By:
Name:                                               Name:
Title:                                              Title:


                                                    Franklin Templeton
                                                    Distributors, Inc.
                                                    ----------------------------
                                                    By its authorized officer

                                                    By:
                                                    Name:
                                                    Title:

                                  SCHEDULE A-C
                              (Cumulative Combined)

           AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                           EFFECTIVE AS OF MAY 1, 1999

                        VARIABLE UNIVERSAL LIFE POLICIES
                           VARIABLE ANNUITY CONTRACTS
              ISSUED BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
              -----------------------------------------------------

                                      Contract 1                         Contract 2                     Contract 3

 Contract/Product                     SVUL I                             VUL I                          Lincoln VUL
 Name

 Registered (Y/N)                     Yes                                Yes                            Yes

 SEC Registration                     811-08579                          811-08557      811-08557
 Number

 Representative Form                  LN650LL                            LN605LL                        LN660
 Numbers                                                                 LN615                          LN615
                                                                         LN660                          LN605

 Separate Account                     Lincoln Life Flexible              Lincoln Life Flexible          Lincoln Life Flexible
 Name                                 Premium Variable Life              Premium Variable Life          Premium Separate
 Account
                                      Account R                          Account M                      M

 SEC Registration                     333-43107                          333-42479                      333-42479
 Number

 Templeton Variable                   Templeton Asset                    Templeton Asset                Templeton International

 Products Series                      Allocation Fund - Class            Allocation Fund - Class        Fund - Class 2 (Templeton
 Portfolios and Classes               1 (Templeton                       1 (Templeton Investment        Investment Counsel, Inc.)
 Available Under the                  Investment Counsel,                 Counsel, Inc.)
 Contract (Adviser)                   Inc.)                                                             Templeton Stock Fund -
                                                                         Templeton International        Class 2 (Templeton
                                      Templeton International            Fund - Class I                 Investment Counsel, Inc.)
                                      Fund -Class 1                      (Templeton Investment
                                      (Templeton Investment              Counsel, Inc.)
                                      Counsel, Inc.)
                                                                         Templeton Stock Fund -
                                      Templeton Stock Fund               Class I (Templeton
                                      - Class 1 (Templeton               Investment Counsel,
                                      Investment Counsel, Inc.)
                                      Inc.)

           AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                           EFFECTIVE AS OF MAY 1, 1999

                        VARIABLE UNIVERSAL LIFE POLICIES
                           VARIABLE ANNUITY CONTRACTS
              ISSUED BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
              -----------------------------------------------------

                                    Contract 4                         Contract 5                    Contract 6

 Contract/Product                   CVUL                               Lincoln SVUL
        Name

 Registered (Y/N)                   Yes                                Yes

 SEC Registration                                                      811-08579
 Number

 Representative Form                LN920                              LN650
 Numbers                            LN921

 Separate Account                   Lincoln Life Flexible              Lincoln Life Flexible
 Name                               Premium Variable Life              Premium Variable Life
                                    Account S                          Account R

 SEC Registration                   333-72875                          333-43107
 Number

 Templeton Variable                 Templeton Asset                    Templeton International
 Products Series                    Allocation Fund - Class            Fund - Class 2
 Portfolios and Classes             2 (Templeton                       (Templeton Investment
 Available Under the                Investment Counsel,                 Counsel, Inc.)
 Contract (Adviser)                 Inc.)
                                                                       Templeton Stock Fund -
                                    Templeton International            Class 2 (Templeton
                                    Fund - Class 2                     Investment Counsel,
                                    (Templeton Investment              Inc.)
                                    Counsel, Inc.)

                                    Templeton Stock Fund
                                    - Class 2 (Templeton
                                    Investment Counsel,
                                    Inc.)

                                   SCHEDULE D

           AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                           EFFECTIVE AS OF MAY 1, 1999

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                 ----------------------------------------------

 AIM Capital Appreciation Fund
 AIM Diversified Income Fund
 AIM V.I. Growth Fund
 AIM V.I. Value Fund
 AIM International Fund

 American Century International
 American Century Income and Growth

 Baron Capital Asset Fund

 BT Equity 500 Index Fund RT Small Cap Index Fund
 BT EAFE Index Fund

 Delaware Emerging Markets Series
 Delaware Small Cap Value Series
 Delaware Trend Series
 Delaware Delchester Series
 Delaware Devon Series
 Delaware International Series
 Delaware REIT Series

 Fidelity VIP Equity-Income Portfolio
 Fidelity VIP II Asset Manager Portfolio
 Fidelity VIP H Investment Grade Bond Portfolio
 Fidelity VIP Growth
 Fidelity VIP II Contrafund
 Fidelity VIP III Growth Opportunities

 Janus Aspen Aggressive Growth
 Janus Aspen Balanced
 Janus Aspen Worldwide

           AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                           EFFECTIVE AS OF MAY 1, 1999


                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                 ----------------------------------------------

 Lincoln National Money Market Fund
 Lincoln National Bond Fund
 Lincoln National Capital Appreciation Fund
 Lincoln National Equity-Income Fund
 Lincoln National Social Awareness Fund
 Lincoln National Global Asset Allocation Fund

 MFS Emerging Growth Series
 MFS Total Return Series
 MFS Utilities Series
 MFS Capital Opportunities Series
 MFS Research

 Neuberger Berman Partners Fund
 Neuberger Berman Midcap Growth Fund

 OpCap Global Equity Portfolio
 OpCap Managed Portfolio
 Oppenheimer Mainstreet Growth and Income Fund

                                   SCHEDULE E

           AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                           EFFECTIVE AS OF MAY 1, 1999

                                RULE 12B-1 PLANS

                              COMPENSATION SCHEDULE
                              ---------------------

 Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b- I Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.


 Portfolio Name                                     Maximum Annual Payment Rate
-----------------------------------------------------------------------------
 TEMPLETON ASSET ALLOCATION FUND                                  0.25%
 TEMPLETON INTERNATIONAL FUND                                     0.25%
 TEMPLETON STOCK FUND                                             0.25%

                              Agreement Provisions
                              --------------------

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ('Eligible Shares") which are subject to a Rule 12b- 1 Plan adopted under the 1940 Act (the "Plan" '), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") you provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b- I fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b- I fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b- I fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year- to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate.

 Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

 The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the contracts.